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                                                                  EXHIBIT 5.1

                  [Letterhead of Gibson, Haglund & Johnson]

June 25, 1999

Board of Directors
Pennaco Energy, Inc.
1050 17th Street, Suite 700
Denver, Colorado  80265

Gentlemen:

                   We have acted as counsel to Pennaco Energy, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the Commission") under the Securities Act of 1933, as amended (the Act"), of the registration statement on Form S-8 filed by the Company with the Commission on June , 1999 (the Registration Statement"), with respect to the offering and sale by the Company of up to 4,500,000 shares (the Shares") of the Company's common stock, par value $.001 per share, in connection with the Pennaco Energy, Inc. Stock Option and Incentive Plan (the "Plan").

                   In arriving at the opinion expressed below, we have examined the Company's Articles of Incorporation and By-Laws, each as amended to date, the Registration Statement, and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                   Based on the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that the Shares will, when issued and paid for in accordance with the terms of the Plan, be duly authorized, validly issued, fully paid and nonassessable.

                   For the purposes of the opinion expressed above, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective.

                   We express no opinion other than as to the federal laws of the United States of America and the Nevada General Corporation laws. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus forming part of the Registration Statement. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                                    Very truly yours,

                                                    GIBSON, HAGLUND & JOHNSON

                                                    by:  /s/  Gregory V. Gibson
                                                        ------------------------
                                                     Gregory V. Gibson